EXHIBIT 99.1

                            F&M NATIONAL CORPORATION
                                AND SUBSIDIARIES

                   RESTATED CONSOLIDATED FINANCIAL STATEMENTS




                          INDEPENDENT AUDITOR'S REPORT

To the Shareholders and Directors
  of F & M National Corporation

Winchester, Virginia

           We have audited the accompanying consolidated balance sheets of F & M National Corporation and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of F & M National Corporation and Subsidiaries as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years ended December 31, 1995, 1994 and 1993, in conformity with generally accepted accounting principles.

           As discussed in Note 1, the Corporation changed its method of accounting for investments in debt and equity securities to adopt the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.

/s/

Yount, Hyde & Barbour, P.C.
Winchester, Virginia
January 31, 1996, except for Notes 10 and 21, as to which the date is April 22, 1996.

                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           December 31, 1995 and 1994

       ASSETS                                              1995                 1994
                                                       ---------------     ---------
  Cash and due from banks (Notes 1, 14 and 18)         $   107 642 481     $     94 508 283
  Interest-bearing deposits in other banks                     100 000              229 211
  Securities (fair value 1995, $619,703,992;
    1994, $549,602,609) (Notes 1 and 2)                    611 066 525          562 379 020
  Federal funds sold and securities purchased under
     agreements to resell                                   80 900 674           42 035 000
  Loans (Notes 1, 3, 5 and 18)                           1 209 309 191        1 149 137 145
  Unearned income                                           (6 418 449)          (5 926 326)
                                                       ---------------     ----------------
       Loans (net of unearned income)                    1 202 890 742        1 143 210 819
  Allowance for loan losses (Note 4)                       (17 211 125)         (16 794 837)
                                                       ---------------     ----------------
       Net loans                                         1 185 679 617        1 126 415 982
  Bank premises and equipment, net (Notes 1 and 6)          38 404 635           35 199 245
  Other assets                                              53 095 496           53 397 694
                                                       ---------------     ----------------
       Total assets                                    $ 2 076 889 428     $  1 914 164 435
                                                       ===============     ================

   LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Deposits:
    Noninterest bearing                                $   292 199 487     $    272 559 034
    Interest bearing                                     1 482 791 135        1 388 464 354
                                                       ---------------     ----------------
       Total deposits (Note 7)                           1 774 990 622        1 661 023 388

    Federal funds purchased and securities
      sold under agreements to repurchase                   48 466 031           38 049 436
    Federal Home Loan Bank advances                          4 737 275              875 294
    Other short-term borrowings (Notes 5 and 8)             18 792 294           16 578 857
    Long-term debt (Note 9)                                  3 225 000            3 193 573
    Other liabilities                                       16 262 100            9 586 452
    Commitments and contingent liabilities (Notes 14,
       17, and 19)                                                 - -                  - -
                                                       ---------------     ----------------
       Total liabilities                               $ 1 866 473 322     $  1 729 307 000
                                                       ---------------     ----------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value, authorized 5,000,000
  shares, no shares outstanding                        $           - -     $            - -
Common stock, par value $2 per share, authorized
  30,000,000 shares; issued 1995, 19,069,901 shares;
  issued 1994, 18,819,079 shares                            38 139 802           37 638 158
Capital surplus                                             63 087 468           61 408 042
Retained earnings                                          105 729 864           92 753 493
Unrealized gain (loss) on securities available
   for sale, net                                             3 458 972           (6 942 258)
                                                       ---------------     ----------------
       Total shareholders' equity                      $   210 416 106     $    184 857 435
                                                       ---------------     ----------------

       Total liabilities and shareholders' equity      $ 2 076 889 428     $  1 914 164 435
                                                       ===============     ================
</TABLE
See Notes to Consolidated Financial Statements.



                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  Years Ended December 31, 1995, 1994 and 1993


                                           1995               1994               1993
                                       --------------     --------------     --------------
INTEREST INCOME

  Interest and fees on loans           $  108 882 334     $   95 423 443     $   82 534 737
  Interest and dividends on
   investment securities:
     Taxable interest income               18 228 055         14 476 892         15 822 829
     Interest income exempt from
       federal income taxes                 1 876 600          2 230 281          3 128 504
     Dividends                                    - -                - -             65 971
  Interest and dividends on securities
    available for sale:
     Taxable interest income               14 656 997         16 417 741         12 630 661
     Dividends                                462 612            295 443                - -
  Interest income on federal funds
    sold and securities purchased
    under agreements to resell              4 907 559          3 161 508          2 744 251
  Interest on deposits in banks                26 006             37 744            105 215
                                       --------------     --------------     --------------
       Total interest income           $  149 040 163     $  132 043 052     $  117 032 168
                                       --------------     --------------     --------------

INTEREST EXPENSE

  Interest on deposits (Note 7)        $   60 989 197     $   48 903 069     $   45 442 406
  Interest on short-term borrowings         1 947 581          1 608 936            932 102
  Interest on long-term debt                  242 631             90 634                - -
                                       --------------     --------------     --------------
       Total interest expense          $   63 179 409     $   50 602 639     $   46 374 508
                                       --------------     --------------     --------------

       Net interest income             $   85 860 754     $   81 440 413     $   70 657 660

  Provision for loan losses (Notes 1
    and 4)                                  2 148 366          2 599 380          3 205 113
                                       --------------     --------------     --------------

       Net interest income after
         provision for loan losses     $   83 712 388     $   78 841 033     $   67 452 547
                                       --------------     --------------     --------------

OTHER INCOME

  Commissions and fees from fiduciary
     activities                        $    1 811 631     $    1 642 010     $    1 426 526
  Service charges on deposit accounts       7 509 566          6 847 547          6 446 788
  Credit card fees                          3 193 424          2 611 519          1 844 084
  Fees for other customer services          1 561 713          2 027 686          2 231 349
  Other operating income                    4 207 103          4 424 843          2 851 444
  Profits on securities available for
    sale (Note 2)                             366 133            725 822          1 631 819
  Investment securities gains, net
    (Note 2)                                      236             19 895            163 987
                                       --------------     --------------     --------------
       Total other income              $   18 649 806     $   18 299 322     $   16 595 997
                                       --------------     --------------     --------------

See Notes to Consolidated Financial Statements.

                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                  (Continued)
                  Years Ended December 31, 1995, 1994 and 1993

                                           1995               1994               1993
                                       --------------     --------------     --------------
OTHER EXPENSES

  Salaries and employees' benefits
    (Notes 11, 12 and 13)              $   32 941 193     $   31 596 380     $   26 330 743
  Net occupancy expense of premises
    (Notes 6 and 14)                        5 145 274          4 854 309          4 540 688
  Furniture and equipment expenses
    (Notes 6 and 14)                        4 694 727          4 372 513          3 648 999
  Deposit insurance                         1 977 152          3 683 391          3 125 729
  Credit card expense                       1 971 396          1 950 447          1 276 756
  Other operating expenses                 18 221 882         16 475 225         14 618 368
                                       --------------     --------------     --------------
       Total other expenses            $   64 951 624     $   62 932 265     $   53 541 283
                                       --------------     --------------     --------------

       Income before income taxes      $   37 410 570     $   34 208 090     $   30 507 261

  Income tax expense (Notes 1
    and 15)                                12 402 939         11 142 794          9 770 323
                                       --------------     --------------     --------------

       Net income                      $   25 007 631     $   23 065 296     $   20 736 938
                                       ==============     ==============     ==============

EARNINGS PER SHARE (Note 1)
  Per average share outstanding,
     net income                        $         1.32     $         1.21     $         1.14
                                       ==============     ==============     ==============

See Notes to Consolidated Financial Statements.

                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY For Each of the Three Years in the Period Ended December 31, 1995

                                                                                           UNREALIZED GAIN
                                                                                           (LOSS) ON SECUR-
                                           COMMON          CAPITAL          RETAINED        ITIES AVAILABLE
                                           STOCK           SURPLUS          EARNINGS        FOR SALE, NET       TOTAL
BALANCE, DECEMBER 31, 1992               $34 932 765   $  46 432 356    $  74 198 805   $        - -       $155 563 926
 Net income - 1993                               - -             - -       20 736 938            - -         20 736 938
 Cash dividends declared
  ($0.58 per share)                              - -             - -       (9 596 305)           - -         (9 596 305)
 Issuance of common stock -
  dividend reinvestment plan
  (73,592 shares)                            147 184         944 899              - -            - -          1 092 083
 Issuance of common stock -
  exercise of employee stock
  options (17,464 shares)                     34 928         102 634              - -            - -            137 562
 Issuance of stock options under
  nonvariable compensatory plan
  (10,000 shares)                                - -          86 200              - -            - -             86 200
 Issuance of common stock to acquire
  investment (19,877 shares)                  39 754         298 155              - -             - -           337 909
 Retirement of stock options
  (2,000 shares)                                 - -          (8 000)             - -            - -             (8 000)
 Issuance of common stock in
  exchange for net assets in bank
  acquisition (432,989 shares)               865 978       6 229 642              - -            - -          7 095 620
 Issuance of common stock for
  employee stock discount plan
  (15,458 shares)                             30 916         182 598              - -            - -            213 514
 Acquisition of common stock
  (6,649 shares)                             (13 299)        (26 692)            (380)           - -            (40 371)
 Sale of common stock
  (437,341 shares)                           874 682       2 295 894              - -            - -          3 170 576
 Change in unrealized gain (loss)
  on securities available for sale,
  net of deferred income taxes
  of $6,572                                      - -             - -              - -        (12 757)           (12 757)
                                       -------------   -------------    -------------   ------------       ------------
BALANCE, DECEMBER 31, 1993             $  36 912 908   $  56 537 686    $  85 339 058   $    (12 757)      $178 776 895
 Net income - 1994                               - -             - -       23 065 296            - -         23 065 296
 Cash dividends declared
  ($0.54 per share)                              - -             - -       (9 591 822)           - -         (9 591 822)
 Issuance of common stock -
  dividend reinvestment plan
  (118,288 shares)                           236 576       1 670 226              - -            - -          1 906 802
 Issuance of common stock -
  exercise of employee stock
  options (13,892 shares)                     27 784          38 020              - -            - -             65 804
 Issuance of stock options under
  nonvariable compensatory plan
  (26,000 shares)                                - -         211 120              - -            - -            211 120
 Acquisition of common stock
  (165,000 shares)                          (330 000)     (2 485 487)             - -            - -         (2 815 487)
 Issuance of common stock -
  stock dividend (378,690 shares)            757 380      5 243 898       (6 001 278)           - -                - -
 Cash paid in lieu of fractional
  shares                                         - -             - -          (57 761)           - -            (57 761)
 Issuance of common stock for
  employee stock discount plan
  (16,755 shares)                             33 510         192 579              - -            - -            226 089
 Change in unrealized gain (loss) on
  securities available for sale,
  net of deferred income taxes
  of $3,734,036                                  - -             - -              - -     (6 929 501)        (6 929 501)
                                       -------------   -------------    -------------   ------------       ------------
    Forwarded                          $  37 638 158   $  61 408 042    $  92 753 493   $ (6 942 258)      $184 857 435

See Notes to Consolidated Financial Statements.

                           F & M NATIONAL CORPORATION

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                  (Continued)

       For Each of the Three Years in the Period Ended December 31, 1995

                                                                                      UNREALIZED GAIN
                                                                                      (LOSS) ON SECUR-
                                          COMMON         CAPITAL          RETAINED     ITIES AVAILABLE
                                          STOCK          SURPLUS          EARNINGS     FOR SALE, NET        TOTAL
BALANCE, DECEMBER 31, 1994             $37 638 158   $  61 408 042    $  92 753 493   $ (6 942 258)     $184 857 435
 Net income - 1995                             - -             - -       25 007 631            - -        25 007 631
 Cash dividends declared
  ($0.61 per share)                            - -             - -      (10 863 521)           - -       (10 863 521)
 Issuance of common stock -
  dividend reinvestment plan
  (149,443 shares)                         298 886       2 090 992              - -            - -         2 389 878
 Acquisition of common stock
  (184,014 shares)                        (368 028)     (2 708 127)         (99 457)           - -        (3 175 612)
 Issuance of common stock -
  employee stock ownership plan
  (37,393 shares)                           74 786         525 219              - -            - -           600 005
 Issuance of common stock -
  exercise of employee stock
  options (84,586 shares)                  169 172         147 655              - -            - -           316 827
 Issuance of stock options
  under nonvariable compensatory
  plan (26,000 shares)                         - -         206 440              - -            - -           206 440
 Issuance of common stock to acquire
  investment (11,980 shares)                23 960         176 040              - -            - -           200 000
 Issuance of common stock for
  employee stock discount plan
  (35,357 shares)                           70 714         405 079              - -            - -           475 793
 Issuance of common stock -
  stock dividend -
  FB&T Financial Corporation
  (116,077 shares)                         232 154         836 128       (1 068 282)           - -               - -
 Change in unrealized gain (loss)
  on securities available for sale,
  net of deferred income taxes of
  $5,701,397                                   - -             - -              - -     10 401 230        10 401 230
                                     -------------   -------------    -------------   ------------      ------------
BALANCE, DECEMBER 31, 1995             $38 139 802   $  63 087 468    $ 105 729 864   $  3 458 972      $210 416 106
                                     =============   =============    =============   ============      ============

See Notes to Consolidated Financial Statements.

                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       For Each of the Three Years in the Period Ended December 31, 1995

                                                                         DECEMBER 31,
                                                          1995              1994              1993
                                                     --------------     -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES

  Net income                                         $   25 007 631     $  23 065 296     $  20 736 938
  Adjustments to reconcile net income to
    net cash provided by operating activities:
       Depreciation and amortization                      4 504 539         4 163 048         3 274 705
       Provision for loan losses                          2 148 366         2 599 380         3 205 113
       Deferred income taxes (credits)                     (353 266)        1 197 276          (931 842)
       Profits on securities available for sale            (366 133)         (725 822)       (1 631 819)
       Investment securities gains, net                        (236)          (19 895)         (163 987)
       (Gain) loss on sale of other real estate             (91 504)         (111 159)           74 239
      Net amortization and accretion of securities          360 196           766 681           694 379
      (Increase) decrease in other assets                (3 794 389)          480 421           583 650
      Increase (decrease) in other liabilities            6 383 978        (4 446 564)        1 645 327
                                                      -------------     -------------     -------------
            Net cash provided by
               operating activities                  $   33 799 182     $  26 968 662     $  27 486 703
                                                     --------------     -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Decrease in interest-bearing deposits in
     other banks                                     $      129 211     $   2 013 704     $     268 954
  Proceeds from sales and calls of securities
     available for sale                                  31 353 677        50 287 711        29 504 330
  Proceeds from maturities of securities
    available for sale                                   37 168 930        33 902 250        16 742 000
  Proceeds from principal repayments and
    calls of investment securities                       20 736 543        14 165 988               - -
  Proceeds from maturities of investment
    securities                                           74 545 000        68 747 000        89 089 218
  Proceeds from sales and calls of investment
    securities                                                  - -               - -        46 001 638
  Purchase of securities available for sale             (96 131 240)      (50 710 889)      (88 713 536)
  Purchase of investment securities                    (100 468 052)     (143 118 796)     (149 056 843)
  (Increase) decrease in federal funds sold
     and securities purchased under agree-
     ments to resell                                    (38 865 674)       37 441 000        15 263 000
  Net (increase) in loans                               (69 545 233)      (81 960 705)      (86 728 632)
  Purchases of bank premises and equipment               (6 862 037)       (5 364 021)       (3 968 047)
  Proceeds from sale of other real estate                 6 748 177         3 824 378         4 099 383
  Acquisition of intangible assets                              - -        (3 175 798)              - -
  Cash acquired in acquisition                                  - -               - -         6 622 857
                                                     --------------     -------------     -------------
            Net cash (used in)
               investing activities                  $ (141 190 698)    $ (73 948 178)    $(120 875 678)
                                                     --------------     -------------     -------------

See Notes to Consolidated Financial Statements.

                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Continued)

       For Each of the Three Years in the Period Ended December 31, 1995

                                                                     DECEMBER 31,
                                                       1995              1994              1993
                                                  --------------     -------------     ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in noninterest-bearing
    and interest-bearing demand deposits and
  savings accounts                                $  (46 837 525)    $  35 282 469     $  88 493 384
  Net increase (decrease) in certificates of
    deposit                                          160 804 759        27 633 929        (9 303 283)
  Dividends paid                                     (10 571 851)       (9 116 127)       (7 720 178)
  Increase in federal funds purchased and
    securities sold under agreements to
    repurchase                                        10 416 595         6 827 322        17 405 048
  Increase in other short-term borrowings              2 213 437         2 965 430         1 470 576
  Net proceeds from issuance and sale of
    common stock                                       3 782 503         2 198 695         4 613 735
  Acquisition of common stock                         (3 175 612)       (2 815 487)              - -
  Increase in Federal Home Loan bank
    advances                                           3 861 981           875 294               - -
  Proceeds from long-term debt                         1 000 000         3 279 743               - -
  Principal payments on long-term debt                  (968 573)          (86 170)              - -
  Cash paid in lieu of fractional shares on
    stock dividend                                           - -           (57 761)              - -
                                                  --------------     -------------     -------------
            Net cash provided by
              financing activities                $  120 525 714     $  66 987 337     $  94 959 282
                                                  --------------     -------------     -------------

            Increase in cash and
              cash equivalents                    $   13 134 198     $  20 007 821     $   1 570 307

CASH AND CASH EQUIVALENTS
  Beginning                                           94 508 283        74 500 462        72 930 155
                                                  --------------     -------------     -------------
  Ending                                          $  107 642 481     $  94 508 283     $  74 500 462
                                                  ==============     =============     =============

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION
     Cash payments for:
       Interest                                   $   61 224 631     $  50 059 111     $  45 819 855
                                                  ==============     =============     =============
       Income taxes                               $   10 615 038     $  11 851 612     $  10 201 354
                                                  ==============     =============     =============

See Notes to Consolidated Financial Statements.

                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (Continued)

       For Each of the Three Years in the Period Ended December 31, 1995

                                                                DECEMBER 31,
                                                  1995              1994              1993
                                             --------------     -------------     ------------
SUPPLEMENTAL SCHEDULE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES

  Issuance of stock options under non-
    variable compensatory plan               $      206 440     $     211 120     $      86 200
                                             ==============     =============     =============
  Retirement of stock options under non-
    variable compensatory plan               $          - -     $         - -     $       8 000
                                             ==============     =============     =============
  Issuance of common stock in exchange
    for net assets in bank acquisition       $          - -     $         - -     $   7 095 620
                                             ==============     =============     =============
  Issuance of common stock to acquire
    investment                               $      200 000     $         - -     $     337 909
                                             ==============     =============     =============
  Loan balances transferred to foreclosed
    properties                               $    8 133 232     $   6 384 360     $   2 908 537
                                             ==============     =============     =============
  Common stock issued for stock dividend     $    1 068 282     $   6 001 278     $         - -
                                             ==============     =============     =============
  Unrealized gain (loss) on securities
    available for sale                       $   16 102 627     $ (10 663 534)    $     (19 329)
                                             ==============     =============     =============
  Acquisition of treasury stock in
    satisfaction of loan receivable          $          - -     $         - -     $      40 373
                                             ==============     =============     =============

See Notes to Consolidated Financial Statements.

                  F & M NATIONAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

NOTE 1.    NATURE OF BANKING ACTIVITIES AND SIGNIFICANT ACCOUNTING POLICIES

           F & M National Corporation and Subsidiaries (the Corporation) grant commercial, financial, agricultural, residential and consumer loans to customers in Virginia and West Virginia. The loan portfolio is well diversified and generally is collateralized by assets of the customers. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers.

           The accounting and reporting policies of F & M National Corporation and Subsidiaries conform to generally accepted accounting principles and to the reporting guidelines prescribed by regulatory authorities. The following is a description of the more significant of those policies and practices.

              PRINCIPLES OF CONSOLIDATION

                The consolidated financial statements include the accounts of F & M National Corporation and all of its banking and nonbanking affiliates. In consolidation, significant intercompany accounts and transactions have been eliminated.

              SECURITIES

                The Corporation adopted FASB No. 115, "Accounting for Certain Investment in Debt and Equity Securities" effective beginning January 1, 1994. This statement addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Those investments are classified in three categories and are accounted for as follows:

                a.  Securities Held to Maturity

                    Securities classified as held to maturity are those debt securities the Corporation has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives.

                b.  Securities Available for Sale

                    Securities classified as available for sale are those debt securities that the Corporation intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Corporation's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in shareholders' equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

                c.  Trading Securities

                    Trading securities, which are generally held for the short term in anticipation of market gains, are carried at fair value. Realized and unrealized gains and losses on trading account assets are included in interest income on trading account securities. The Corporation had no trading securities at December 31, 1995 and 1994.

                Prior to 1994, the Corporation's accounting policy for securities was as follows:

                Securities were classified as investment securities when management had the intent and the Corporation had the ability at the time of purchase to hold them until maturity or on a long-term basis. These securities were carried at cost adjusted for amortization of premiums and accretion of discounts. Premiums were amortized (deducted) and discounts were accreted (added) to interest income on investment securities using methods that approximate the level yield method.

                Securities to be held for indefinite periods of time and not intended to be held to maturity or on a long-term basis were classified as available for sale and accounted for at the lower of cost or market value. These included securities used as part of the Corporation's asset/liability management strategy and may have been sold in response to changes in interest rates, prepayment risk, the need or desire to increase capital, to satisfy regulatory requirements and other similar factors. Gains and losses arising from the sale of securities available for sale or adjustments for lower of cost or market were included in "Profits on securities available for sale" in the Consolidated Statements of Income.

              LOANS

                Loans are shown on the balance sheets net of unearned income and allowance for loan losses. Interest income on commercial and real estate mortgage loans is computed on the loan balance outstanding. Interest income on installment loans is computed on the sum-of-the-months digits and actuarial methods.

                On January 1, 1995, the Corporation adopted FASB No. 114, "Accounting by Creditors for Impairment of a Loan." This statement has been amended by FASB Statement No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." Statement 114, as amended, requires that the impairment of loans that have been separately identified for evaluation is to be measured based on the present value of expected future cash flows or, alternatively, the observable market price of the loans or the fair value of the collateral. However, for those loans that are collateral dependent (that is, if repayment of those loans is expected to be provided solely by the underlying collateral) and for which management has determined foreclosure is probable, the measure of impairment of those loans is to be based on the fair value of the collateral. Statement 114, as amended, also requires certain disclosures about investments in impaired loans and the allowance for credit losses and interest income recognized on loans.

                Loans are placed on nonaccrual when a loan is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

                received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

              ALLOWANCE FOR LOAN LOSSES

                The allowance for loan losses is maintained at a level which, in management's judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management's evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated cash flows. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the loan portfolio and the related allowance may change in the near term.

              BANK PREMISES AND EQUIPMENT

                Premises and equipment are stated at cost less accumulated depreciation and amortization. Premises and equipment are depreciated over their estimated useful lives; leasehold improvements are amortized over the lives of the respective leases or the estimated useful life of the leasehold improvement, whichever is less. Depreciation and amortization are recorded on the straight-line and declining-balance methods.

                Costs of maintenance and repairs are charged to expense as incurred. Costs of replacing structural parts of major units are considered individually and are expensed or capitalized as the facts dictate.

              INCOME TAXES

                Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, operating loss carryforwards, and tax credit carryforwards. Deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

              PENSION PLAN

                The Corporation has a trusteed, noncontributory defined contribution pension plan covering substantially all full-time employees.

                             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Years Ended December 31, 1995, 1994 and 1993

              EARNINGS AND DIVIDENDS PAID PER SHARE

                Earnings and dividends paid per share of Common Stock are based on the weighted average number of shares outstanding during each year after giving retroactive effect to the equivalent shares exchanged in acquisition of FB&T Financial Corporation (FB&T) and Bank of the Potomac in 1995, in acquisition of PNB Financial Corporation and Hallmark Bank & Trust Company in 1994, the 2 1/2% stock dividend in 1994, and in acquisition of First National Bankshares, Inc. in 1993.

              TRUST DIVISION

                Securities and other property held by the Trust Division in a fiduciary or agency capacity are not assets of the Corporation and are not included in the accompanying consolidated financial statements.

              LOAN FEES AND COSTS

                Loan origination and commitment fees and direct loan origination costs are being recognized as collected and incurred. The use of this method of recognition does not produce results that are materially different from results which would have been produced if such costs and fees were deferred and amortized as an adjustment of the loan yield over the life of the related loan.

              OTHER REAL ESTATE

                Other real estate, classified in "other assets" in the accompanying balance sheets, consists primarily of real estate held for resale which was acquired through foreclosure on loans secured by real estate. Other real estate is carried at the lower of cost or appraised market value less an allowance for estimated selling expenses on the future disposition of the property. Writedowns to market value at the date of foreclosure are charged to the allowance for loan losses. Subsequent declines in market value are charged to expense.

              CASH AND CASH EQUIVALENTS

                For purposes of reporting cash flows, cash and cash equivalents include cash on hand and amounts due from banks.

              USE OF ESTIMATES

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

NOTE 2.    SECURITIES

           The amortized cost and fair values of securities being held to maturity as of December 31, 1995 and 1994, are as follows:

                                                           DECEMBER 31, 1995

                                                           GROSS          GROSS
                                         AMORTIZED       UNREALIZED      UNREALIZED       FAIR
                                          COST             GAINS         (LOSSES)         VALUE
           U.S. Treasury securities
              and obligations of U.S.
              government corporations
              and agencies             $ 294 807 533    $  8 224 015   $    (442 035)  $ 302 589 513
           Obligations of states and
              political subdivisions      32 598 686         854 416         (92 075)     33 361 027
           Corporate securities              985 200          86 155             - -       1 071 355
           Mortgage-backed securities      3 158 310           6 991             - -       3 165 301
                                       -------------    ------------   -------------   -------------
                                       $ 331 549 729    $  9 171 577   $    (534 110)  $ 340 187 196
                                       =============    ============   =============   =============


                                                            DECEMBER 31, 1994

                                                           GROSS          GROSS
                                         AMORTIZED       UNREALIZED      UNREALIZED       FAIR
                                          COST             GAINS         (LOSSES)         VALUE
           U.S. Treasury securities
              and obligations of U.S.
              government corporations
              and agencies             $ 285 409 369    $    232 684   $ (12 435 059)  $ 273 206 994
           Obligations of states and
              political subdivisions      39 616 717         584 956      (1 034 819)     39 166 854
           Corporate securities            1 671 750           9 000         (51 427)      1 629 323
           Mortgage-backed securities      2 049 795             - -         (81 746)      1 968 049
                                       -------------    ------------   -------------   -------------
                                       $ 328 747 631    $    826 640   $ (13 603 051)  $ 315 971 220
                                       =============    ============   =============   =============

        The amortized cost and fair value of securities being held to maturity as of December 31, 1995, by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the corporate securities and mortgage-backed securities may be called or repaid without any penalties. Therefore, these securities are not included in the maturity categories in the maturity summary.


                                                   AMORTIZED         FAIR
                                                     COST            VALUE
           Due in one year or less               $   86 328 494  $  86 661 739
           Due after one year through five years    160 040 883    162 457 927
           Due after five years through ten years    57 896 216     60 553 164
           Due after ten years                       23 140 626     26 277 710
           Corporate securities                         985 200      1 071 355
           Mortgage-backed securities                 3 158 310      3 165 301
                                                 --------------  -------------
                                                 $  331 549 729  $ 340 187 196
                                                 ==============  =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

        The amortized cost and fair value of securities available for sale as of December 31, 1995 and 1994, are as follows:

                                                          DECEMBER 31, 1995

                                                           GROSS          GROSS
                                         AMORTIZED       UNREALIZED     UNREALIZED        FAIR
                                          COST             GAINS         (LOSSES)         VALUE
           U.S. Treasury securities
              and obligations of U.S.
              government corporations
              and agencies             $ 259 649 832    $  5 533 316   $    (919 592)  $ 264 263 556
           Corporate securities            7 898 408         514 373          (1 804)      8 410 977
           Mortgage-backed securities        736 222          39 976            (514)        775 684
           Other                           5 812 570         254 009             - -       6 066 579
                                       -------------    ------------   -------------   -------------
                                       $ 274 097 032    $  6 341 674   $    (921 910)  $ 279 516 796
                                       =============    ============   =============   =============


                                                             DECEMBER 31, 1994

                                                           GROSS          GROSS
                                         AMORTIZED       UNREALIZED     UNREALIZED        FAIR
                                          COST             GAINS         (LOSSES)         VALUE
           U.S. Treasury securities
              and obligations of U.S.
              government corporations
              and agencies             $ 228 857 036    $    369 534   $ (11 140 466)  $ 218 086 104
           Corporate securities            9 744 242          21 772         (90 500)      9 675 514
           Mortgage-backed securities        887 955             - -         (13 881)        874 074
           Other                           4 825 019         170 678             - -       4 995 697
                                       -------------    ------------   -------------   -------------
                                       $ 244 314 252    $    561 984   $ (11 244 847)  $ 233 631 389
                                       =============    ============   =============   =============

           The amortized cost and fair value of securities available for sale, as of December 31, 1995 by contractual maturity are shown below. Expected maturities may differ from contractual maturities because the corporate securities and mortgage-backed securities may be called or prepaid without any penalties. Therefore, these securities are not included in the maturity categories in the maturity summary.


                                                        AMORTIZED        FAIR
                                                          COST           VALUE
              Due in one year or less                $   31 896 031  $  32 099 082
              Due after one year through five years     167 246 448    170 024 611
              Due after five years through ten years     45 690 285     46 856 013
              Due after ten years                        14 817 068     15 283 850
              Corporate securities                        7 898 408      8 410 977
              Mortgage-backed securities                    736 222        775 684
              Other                                       5 812 570      6 066 579
                                                     --------------  -------------
                                                     $  274 097 032  $ 279 516 796
                                                     ==============  =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           Proceeds from principal repayments and calls of securities held to maturity during 1995 and 1994 were $20,736,543 and $14,165,988. Gross gains of $26,862 and $27,452 and gross losses of $26,626 and $7,557 were realized on those principal repayments and calls during 1995 and 1994, respectively. There were no sales of securities held to maturity during 1995 and 1994.

           Proceeds from sales and calls of securities available for sale during 1995 and 1994 were $31,353,677 and $50,287,711. Gross gains of
           $371,182 and $962,159 and gross losses of $5,049 and $236,337 were realized on those sales and calls during 1995 and 1994, respectively.

           Proceeds from sales and calls of securities during 1993 were $75,505,968. Gross gains of $1,823,422 and gross losses of $27,616 were realized on those sales.

           As allowed by the Question and Answer Guide to FASB No. 115, "Accounting for Certain Investments in Debt and Equity Securities" issued in November of 1995, debt securities with an amortized cost of $2,451,366 were transferred from held-to-maturity to available-for-sale in December 1995. The securities had an unrealized loss of approximately $93,153. There were no securities transferred between classifications during 1994.

           The book value of securities pledged to secure deposits and for other purposes amounts to $135,044,400 and $90,697,271 at December 31, 1995 and 1994, respectively.

NOTE 3.    LOANS

           Major classifications of loans are as follows:

                                                             DECEMBER 31,

                                                         1995              1994
                                                    --------------    --------------
              Commercial, financial and agricultural $ 161 798 521   $  162 369 555
              Real estate - construction                51 899 567       45 210 967
              Real estate - mortgage                   838 630 872      780 814 459
              Consumer loans to individuals            156 980 231      160 742 164
                                                    --------------   --------------
                                                    $1 209 309 191   $1 149 137 145
                                                    ==============   ==============

NOTE 4.    ALLOWANCE FOR LOAN LOSSES

           Changes in the allowance for loan losses are as follows:

                                                                        DECEMBER 31,

                                                             1995           1994           1993
                                                       --------------  --------------  ------------
              Balance at beginning of year               $ 16 794 837   $ 15 142 014   $ 12 218 040
              Provision charged to operating expense        2 148 366      2 599 380      3 205 113
              Recoveries added to the reserve                 882 596      1 161 390      1 288 769
              Increase from acquisition                           - -            - -      1 443 169
              Loan losses charged to the reserve           (2 614 674)    (2 107 947)    (3 013 077)
                                                         ------------   ------------   ------------
              Balance at end of year                     $ 17 211 125   $ 16 794 837   $ 15 142 014
                                                         ============   ============   ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           Information about impaired loans as of and for the year ended December 31, 1995 is as follows:

  Impaired loans for which an allowance
    has been provided                             $  7 676 449
  Impaired loans for which no allowance
    has been provided                                3 029 014
                                                  ------------
          Total impaired loans                    $ 10 705 463
                                                  ============

  Allowance provided for impaired loans,
    included in the allowance for loan losses     $  1 400 961
                                                  ============
  Average balance in impaired loans               $ 10 828 971
                                                  ============
  Interest income recognized                      $    209 087
                                                  ============

           Nonaccrual loans excluded from impaired loan disclosure under FASB 114 amounted to $3,171,152 and $19,461,480 at December 31, 1995 and
           1994, respectively. If interest on these loans had been accrued, such income would have approximated $396,493 and $1,368,041 for 1995 and 1994, respectively.

NOTE 5.    RELATED PARTY TRANSACTIONS

           The Securities and Exchange Commission requires disclosure of loans which exceed $60,000 to executive officers and directors of the Corporation or to their associates. Such loans were made on substantially the same terms as those prevailing for comparable transactions with similar risk. At December 31, 1995 and 1994, these loans totaled $49,910,926 and $49,922,161, respectively. During 1995, total principal additions were $6,216,276 and total principal payments were $6,227,511.

           The Corporation was indebted to related parties for short-term borrowings totaling $6,515,000 and $4,026,000 at December 31, 1995 and 1994, respectively.

           The Corporation paid $201,632 in 1995 to the law firms of two directors who serve as legal counsel for two bank subsidiaries.

NOTE 6.    BANK PREMISES AND EQUIPMENT, NET

           Premises and equipment are summarized as follows:

                                                                    DECEMBER 31,

                                                                1995           1994
                                                             ------------   ------------
              Premises                                       $ 36 476 953   $ 35 740 589
              Leasehold improvements                            2 868 263      2 330 477
              Furniture and equipment                          24 391 324     20 514 858
              Construction in progress                          1 697 001      1 132 883
                                                             ------------   ------------
                                                             $ 65 433 541   $ 59 718 807
              Less accumulated depreciation and amortization  (27 028 906)   (24 519 562)
                                                             ------------   ------------
                                                             $ 38 404 635   $ 35 199 245
                                                             ============   ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           Depreciation and amortization of bank premises and equipment included in operating expenses for the years ended December 31, 1995, 1994 and 1993, were $3,656,647, $3,647,585 and $3,073,530, respectively.

NOTE 7.    DEPOSITS

           Deposits outstanding at December 31, 1995, 1994 and 1993, and the related interest expense for the periods then ended are summarized as follows:

                                        DECEMBER 31, 1995                  DECEMBER 31, 1994
                                     AMOUNT           EXPENSE            AMOUNT         EXPENSE
    Noninterest bearing          $  292 199 487   $         - -    $   272 559 034  $          - -
                                 --------------   -------------    ---------------  --------------
    Interest bearing:
       Interest checking         $  273 124 250   $   6 513 093    $   283 823 256  $    6 763 642
       Money-market accounts        178 967 116       5 708 607        211 316 922       6 293 296
       Regular savings              211 982 311       6 845 530        235 411 496       7 441 570
       Certificates of deposit:
         Less than $100,000         665 399 602      34 435 114        551 978 278      23 696 731
         $100,000 and more          153 317 856       7 486 853        105 934 402       4 707 830
                                 --------------   -------------    ---------------  --------------
             Total interest
               bearing           $1 482 791 135   $  60 989 197    $ 1 388 464 354  $   48 903 069
                                 --------------   -------------    ---------------  --------------
    Total deposits               $1 774 990 622   $  60 989 197    $ 1 661 023 388  $   48 903 069
                                 ==============   =============    ===============  ==============

                                        DECEMBER 31, 1993

                                       AMOUNT          EXPENSE
  Noninterest bearing            $  251 328 105   $         - -
                                 --------------   -------------
  Interest bearing:
     Interest checking           $  268 616 609   $   5 857 548
     Money-market accounts          213 629 777       5 591 999
     Regular savings                234 253 748       6 198 445
     Certificates of deposit:
       Less than $100,000           529 440 157      23 532 820
       $100,000 and more            100 838 594       4 261 594
                                 --------------   -------------
           Total interest
           bearing               $1 346 778 885   $  45 442 406
                                 --------------   -------------
  Total deposits                 $1 598 106 990   $  45 442 406
                                 ==============   =============

NOTE 8.    SHORT-TERM BORROWINGS

           The Corporation had unused lines of credit totaling $9,000,000 with nonaffiliated banks at December 31, 1995. In addition, the Corporation has unused lines of credit totaling $260,673,775 with the Federal Home Loan Bank.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

NOTE 9.    LONG-TERM DEBT

           In 1994, some of the Corporation's subsidiary banks joined the Federal Home Loan Bank system in order to enter a program of long-term borrowing which is restricted to be invested in Residential Housing Finance Assets (RHFA). RHFA are defined as (1) Loans secured by residential real property; (2) Mortgage-backed securities; (3) Participations in loans secured by residential real property; (4) Loans financed by Community Investment Program advances; (5) Loans secured by manufactured housing, regardless of whether such housing qualifies as residential real property; or (6) Any loans or investments which the Federal Housing Finance Board and the Bank, in their discretion, otherwise determine to be residential housing finance assets. Borrowings from the Federal Home Loan Bank system for RHFA investments totaled $3,225,000 at December 31, 1995, maturing through 2006. The interest rate on the notes payable range from 7.32% to 8.19% at December 31, 1995. Principal payments on the notes are due as follows:

                1996                   $  350 000
                1997                      350 000
                1998                      350 000
                1999                      350 000
                2000                      350 000
                Later years             1 475 000
                                       ----------
                                       $3 225 000

NOTE 10.   BUSINESS COMBINATIONS

           On March 29, 1996, the Corporation completed its acquisition of FB&T Financial Corporation (FB&T), the holding company for Fairfax Bank & Trust Company. A total of approximately 2,518,000 shares of the Corporation's stock was issued in the transaction, which was accounted for as a pooling-of-interests. Fairfax Bank & Trust Company will continue to operate as a separate subsidiary of the Corporation.

           The results of operations as originally reported for 1995, 1994 and 1993 have been restated to reflect the accounts of the pooled entity as follows:

                                                   TOTAL             NET             NET INCOME
                                                   INCOME           INCOME           PER SHARE
              1995 originally reported        $   149 481 907    $   23 432 149       $  1.42
              1995 results of pooled entity        18 208 062         1 575 482
                                              ---------------    --------------
                As restated                   $   167 689 969    $   25 007 631       $  1.32
                                              ===============    ==============       =======
              1994 originally reported        $   135 926 068    $   20 700 876       $  1.25
              1994 results of pooled entity        14 416 306         2 364 420
                                              ---------------    --------------
                As restated                   $   150 342 374    $   23 065 296       $  1.21
                                              ===============    ==============       =======
              1993 originally reported        $   122 378 173    $   18 731 499       $  1.16
              1993 results of pooled entity        11 249 992         2 005 439
                                              ---------------    --------------
                As restated                   $   133 628 165    $   20 736 938       $  1.14
                                              ===============    ==============       =======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           On April 6, 1995, F & M completed its acquisition of Bank of the Potomac, Inc. (Potomac). Potomac was a state-chartered commercial bank. F & M issued 872,187 shares of common stock based on an exchange ratio of 2.5168 shares of F & M common shares for each share of Potomac common stock. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the financial statements of F & M have been restated for all reported periods to reflect the acquisition. Total assets and the results of operations of the separate entities prior to the combination are summarized as follows:

                                              MARCH 31, 1995      DECEMBER 31,
                                                (UNAUDITED)           1994
              Total assets:

                F & M National Corporation    $ 1 670 856 870    $1 650 903 642
                Bank of Potomac                    54 330 572        57 588 866
                                              ---------------    --------------
                                              $ 1 725 187 442    $1 708 492 508
                                              ===============    ==============

                                                                     YEARS ENDED DECEMBER 31,
                                              MARCH 31, 1995     --------------------------------
                                                (UNAUDITED)          1994              1993
                                              ---------------    --------------    --------------
              Net interest income:
                F & M National Corporation    $    18 538 407    $   70 792 933    $   61 583 480
                Bank of Potomac                       649 325         2 389 670         2 335 147
                                              ---------------    --------------    --------------
                                              $    19 187 732    $   73 182 603    $   63 918 627
                                              ===============    ==============    ==============
              Net income:
                F & M National Corporation    $     5 781 787    $   20 233 231    $   18 269 804
                Bank of Potomac                       187 416           467 645           461 695
                                              ---------------    --------------    --------------
                                              $     5 969 203    $   20 700 876    $   18 731 499
                                              ===============    ==============    ==============

           On July 1, 1994, F & M completed its acquisitions of PNB Financial Corporation (PNB) and Hallmark Bank & Trust Company (Hallmark). PNB was a bank holding company organized under Virginia law which conducted a commercial banking business through its wholly-owned subsidiary, The Peoples National Bank of Warrenton. F & M issued 1,193,431 shares of common stock based on an exchange ratio of 2.3683 shares of F & M common shares for each share of PNB common stock. Hallmark was a state-chartered commercial bank. F & M issued 1,107,414 shares of common stock based on an exchange ratio of 0.6406 shares of F & M common shares for each share of Hallmark common stock. The transactions were accounted for using the pooling-of-interests method of accounting. Accordingly, the financial statements of F & M have been restated for all reported periods to reflect the acquisition.

           On September 1, 1993, F & M completed its acquisition of First National Bankshares, Inc. (First National). First National was a bank holding company organized under Virginia law which conducted a commercial banking business through its wholly-owned national banking association subsidiary, First National Bank of Emporia. F & M issued 665,568 shares of common stock based on an exchange ratio of 3.096 shares of F & M common shares for each share of First National common stock. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the financial statements of F & M have been restated for all reported periods to reflect the acquisition.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           On September 18, 1993, F & M completed its acquisition of substantially all the assets and assumed certain liabilities of Farmers & Merchants National Bank of Hamilton (Hamilton Bank) in exchange for $7,095,620 worth of F & M common stock. The excess of the total acquisition cost over the fair value of the net assets acquired of $5,239,496 is being amortized over 15 years by the straight-line method. The acquisition has been accounted for as a purchase and results of operations of Hamilton Bank since the date of acquisition are included in the consolidated financial statements.

NOTE 11.   INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

           The Corporation sponsors a stock option plan, which provides for the granting of both incentive and nonqualified stock options to executive officers and key employees of the Company and its Subsidiaries. The option price of incentive options will not be less than the fair market value of the stock at the time an option is granted. Nonqualified options may be granted at a price established by the Board of Directors including prices less than the fair market value on the date of grant. Incentive stock options outstanding at December 31, 1995, 1994 and 1993 were 144,268, 209,856 and 214,558, respectively. Nonqualified options outstanding at December 31, 1995, 1994 and 1993 were 105,040, 92,363 and 71,276, respectively. The plan expense for 1995, 1994 and 1993 was $102,806, $125,422 and $100,910,
           respectively.

           STOCK OPTION PLAN SUMMARY (ADJUSTED FOR STOCK DIVIDEND)

                                                     1995             1994              1993
                                                   ----------       ----------        ---------
              Options outstanding beginning
                of year                              302 219           285 834           293 048
              Options granted                         26 000            30 693            10 250
              Options exercised (none expired)       (78 911)          (14 308)          (17 464)
                                                   ---------        ----------        ----------
              Options outstanding and
                exercisable                          249 308           302 219           285 834
                                                   =========        ==========        ==========
              Options available for grant            193 350           219 350           250 043
                                                   =========        ==========        ==========

           At December 31, 1995, options outstanding ranged in price from $2.29 to $10.94 per share.

           NONEMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

           Effective June 15, 1994, FB&T Financial Corporation ("FB&T") (a subsidiary of F & M National Corporation as of March 29, 1996) implemented a Nonemployee Director Stock Compensation Plan (the "Option Plan"). Under this plan, each Director who is not an employee of FB&T received an option grant covering 1,000 shares of FB&T common stock on June 15 of each year. The exercise price of awards are fixed at the fair market value of the shares on the date the option was granted. The purpose of the Plan was to promote a greater identity of interest between nonemployee directors and FB&T's shareholders by increasing each participant's proprietary interest in FB&T through the award of options to purchase FB&T common stock. The following summarizes the option activity under the stock option plan for the last two years:

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           STOCK OPTION PLAN SUMMARY

                                                   NUMBER      OPTION PRICE
                                               OF SHARES (1)    PER SHARE

              Outstanding, December 31, 1993            - -
                Grants                               14 574   $  7.25
                Exercised                               - -
                                                -----------

              Outstanding, December 31, 1994         14 574   $  7.25
                Grants                               13 881   $  8.77
                Exercised                               - -
                                                -----------

              Outstanding, December 31, 1995         28 455   $  7.25 - $ 8.77
                                                ===========

              Options available for grant               - -

           (1) Adjusted for stock dividend and converted to shares of the Corporation's common stock at an exchange rate of 1.983 shares.

NOTE 12.   EMPLOYEE BENEFIT PLANS

           F & M National Corporation and its affiliates have a defined contribution retirement plan covering substantially all full-time employees and provides that employees automatically become eligible to participate on January 1 or July 1 as of the date they reach age 18 and complete 12 months of service, whichever occurs last. The plan was amended in 1989 to add a 401(k) or deferred feature. Under the plan, a participant may contribute to the plan an amount up to 10% of his covered compensation for the year, subject to certain limitations. For each year in which the employee makes a contribution to the plan, the Corporation will make a matching contribution. The Corporation may also make, but is not required to make, a discretionary contribution for each participant out of its current or accumulated net profits. The amount of the matching contribution and discretionary contribution, if any, is determined on an annual basis by the Board of Directors.

           The total plan expense for 1995, 1994 and 1993, was $181,850, $115,300 and $732,350, respectively.

           In 1994, the Corporation adopted an Employee Stock Ownership Plan
           (ESOP) covering substantially all full-time employees and providing that employees automatically become eligible to participate on January 1 or July 1 as of the date they reach age 18 and complete 12 months of service, whichever occurs last. The Corporation may make, but is not required to make, a discretionary contribution for each participant out of its current or accumulated net profits. The total contribution may be contributed in cash or corporate common stock. The amount of the discretionary contribution, if any, is determined on an annual basis by the Board of Directors.

           The total plan expense for 1995 and 1994 was $917,600 and $699,800, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           In 1993, the Corporation adopted an Employee Stock Discount Plan. The Plan offers eligible employees of the Corporation the opportunity to purchase common stock through payroll deduction. The price of the shares purchased is the lesser of 85% of the market price of the shares as determined under the plan at January 1 of the calendar year of purchase or 85% of the market price of the shares as determined under the plan at December 31 of the calendar year of purchase. Employees automatically become eligible to participate on January 1 or July 1 as of the date they reach age 18 and complete 12 months of service, whichever occurs last. A regular employee is one who is customarily employed for more than 20 hours per week and more than five months per year. All officers and directors who are eligible employees may participate. 35,357 shares were issued during 1995 at a discount of $84,192. 16,755 shares were issued during 1994 at a discount of $39,897. 15,458 shares were issued during 1993 at a discount of $37,679. The number of shares available to be issued in future years totals 188,293.

NOTE 13.   EXECUTIVE INCENTIVE COMPENSATION PLAN AND DEFERRED COMPENSATION PLAN

           The Executive Incentive Compensation Plan of F & M National Corporation was established for the purpose of attracting and retaining key executives. The executives and the amounts of the awards (subject to limits as set forth in the Plan) are determined by a Committee composed of members of the Corporation's Board of Directors who are not employees. The aggregate cash awards amounted to $884,772 in 1995, $684,768 in 1994 and $572,457 in 1993.

           In addition, deferred compensation plans have been adopted for certain key employees which provide that benefits are to be paid in monthly installments for 15 years following retirement or death. The agreement provides that if employment is terminated for reasons other than death or disability prior to age 65, the amount of benefits would be reduced or forfeited. The deferred compensation expense for 1995, 1994 and 1993, based on the present value of retirement benefits, amounted to approximately $517,981, $240,315 and $331,753, respectively. The plan is unfunded. However, life insurance has been acquired on the lives of these employees in amounts sufficient to discharge the obligations thereunder.

NOTE 14.   LEASE COMMITMENTS AND CONTINGENT LIABILITIES

           The Corporation and Subsidiaries were obligated under a number of noncancelable leases mainly for various banking premises and equipment. Facilities leases, including renewal options, expire through 2008. Total rental expense for operating leases for 1995, 1994 and 1993, was $2,144,518, $1,986,858 and $1,831,768,
           respectively. Minimum rental commitments under noncancellable leases with terms in excess of one year as of December 31, 1995, were as follows:

                                YEAR                         OPERATING LEASES

                                1996                          $  1 705 634
                                1997                             1 629 372
                                1998                             1 587 766
                                1999                             1 265 188
                                2000                             1 098 293
                             Later years                         4 188 881
                        Total minimum payments                $ 11 475 134

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           In the normal course of business, there are other outstanding commitments and contingent liabilities which are not reflected in the accompanying financial statements. The Corporation does not anticipate losses as a result of these transactions.

           As members of The Federal Reserve System, the Corporation's subsidiary banks are required to maintain certain average reserve balances. For the final weekly reporting period in the years ended December 31, 1995 and 1994, the aggregate amounts of daily average required balances were approximately $18,552,000 and $11,280,000, respectively.

NOTE 15.   INCOME TAXES

           Effective January 1, 1993, the Corporation adopted FASB No. 109, "Accounting for Income Taxes." The adoption of this statement changes the Corporation's method of accounting for income taxes from the deferred method to a liability method. Under the deferred method, the Corporation deferred the past tax effects of timing differences between financial reporting and taxable income. As explained in Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases. The cumulative effect of the change in accounting principle is immaterial in determining net income for the year ended December 31, 1993.

           Net deferred tax assets consist of the following components as of December 31, 1995 and 1994:

                                                     1995             1994
                                                  -----------     ------------
              Deferred tax assets:
                Provision for loan losses         $ 5 539 733     $  5 277 599
                Salary continuation plan              901 926          733 871
                Nonaccrual interest                   281 960          304 169
                Insurance commissions                  85 412          113 370
                Securities available for sale             - -        3 740 608
                Other                                 472 829          358 826
                                                  -----------     ------------
                                                  $ 7 281 860     $ 10 528 443
                                                  -----------     ------------

              Deferred tax liabilities:
                Depreciation                      $ 1 015 615     $    905 860
                Bond discount accretion                25 931           57 662
                Excess tax basis - acquisition        486 323          421 956
                Securities available for sale       1 960 790              - -
                Other                                  23 843           25 475
                                                  -----------     ------------
                                                  $ 3 512 502     $  1 410 953
                                                  -----------     ------------

                                                  $ 3 769 358     $  9 117 490
                                                  ===========     ============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           The provision for income taxes charged to operations for the years ended December 31, 1995, 1994 and 1993, consists of the following:

                                          1995          1994          1993
                                      ------------   -----------   ------------

              Current tax expense     $ 12 756 205   $ 9 945 518   $ 10 702 165
              Deferred tax (benefit)      (353 266)    1 197 276       (931 842)
                                      ------------   -----------   ------------
                                      $ 12 402 939   $11 142 794   $  9 770 323
                                      ============   ===========   ============

           The income tax provision differs from the amount of income tax determined by applying the federal income tax rate to pretax income for the years ended December 31, 1995, 1994 and 1993 due to the following:

                                                    1995      1994      1993
                                                  --------  --------  --------

              Computed "expected" tax expense       35.0%     35.0%     35.0%
              Increase (decrease) in income taxes
                resulting from:
                Tax-exempt interest                 (2.3)     (3.1)     (3.8)
                Nondeductible merger expenses         .2        .5        .6
                Other, net                            .3        .2        .2
                                                  -------   --------    -----
                                                    33.2%     32.6%     32.0%
                                                  =======   ========  ========


NOTE 16.   RESTRICTIONS ON TRANSFERS TO PARENT

           Transfer of funds from banking subsidiaries to the Parent Corporation in the form of loans, advances and cash dividends, are restricted by federal and state regulatory authorities. As of December 31, 1995, the aggregate amount of unrestricted funds which could be transferred from the Corporation's subsidiaries to the Parent Corporation, without prior regulatory approval, totaled $39,701,512 or 19.1% of the consolidated net assets.

NOTE 17.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

           The Corporation and Subsidiaries are party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement the Corporation and Subsidiaries have in particular classes of financial instruments.

           The Corporation and Subsidiaries' exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual notional amount of those instruments. The Corporation and Subsidiaries use the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

           Unless noted otherwise, the Corporation and Subsidiaries do not require collateral or other security to support financial instruments with credit risk.

           A summary of the contract or notional amount of the Corporation and Subsidiaries' exposure to off-balance-sheet risk as of December 31, 1995 and 1994, is as follows:

                                                         1995          1994
                                                     ------------  ------------
              Financial instruments whose contract
                amounts represent credit risk:
                Commitments to extend credit         $317 965 196  $261 026 016
                Standby letters of credit and
                    financial guarantees written     $ 16 118 159  $ 12 064 138

           Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation and Subsidiaries evaluate each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation and Subsidiaries upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

           Standby letters of credit and financial guarantees written are conditional commitments issued by the Corporation and Subsidiaries to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation and Subsidiaries hold marketable securities as collateral supporting those commitments for which collateral is deemed necessary. The extent of collateral held for those commitments at December 31, 1995, varies from 0 percent to 100 percent; the average amount collateralized is 53 percent.

NOTE 18.   CREDIT RISK

           As of December 31, 1995, the Corporation had a concentration of loans in non-farm, non-residential loans, consisting primarily of commercial loans secured by real estate of $332,288,062 which were in excess of 10 percent of the total loan portfolio. The Corporation does not engage in any foreign lending activities.

           As of December 31, 1995, the Corporation had $30,557,794 in deposits in financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

NOTE 19.   DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

           The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

              CASH AND SHORT-TERM INVESTMENTS

                For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

              INVESTMENT SECURITIES AND SECURITIES AVAILABLE FOR SALE

                For securities and marketable equity securities held for investment purposes, fair values are based on quoted market prices or dealer quotes. For other securities held as investments, fair value equals quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

              LOAN RECEIVABLES

                For certain homogeneous categories of loans, such as some residential mortgages, credit card receivables, and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

              DEPOSIT LIABILITIES

                The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

              OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

                The fair value of commitments to extend credit is estimated using the fees currently charged to enter similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

                The fair value of stand-by letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.

                The carrying amount is a reasonable estimate of the fair value of securities loaned.

                At December 31, 1995 and 1994, the carrying amounts and fair values of loan commitments, stand-by letters of credit, and securities loaned were immaterial.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

                The estimated fair values of the Corporation's financial instruments are as follows:

                                                       1995                           1994
                                             ---------------------------    -------------------------
                                               CARRYING       FAIR           CARRYING        FAIR
                                               AMOUNT         VALUE          AMOUNT          VALUE
                                              (DOLLARS IN THOUSANDS)        (DOLLARS IN THOUSANDS)
    Financial assets:
       Cash and short-term
         investments                        $   188 643   $    188 643    $   136 772   $     136 772
       Investments securities                   331 550        340 187        328 748         315 971
       Securities available for sale            279 517        279 517        233 631         233 631
       Loans                                  1 202 891      1 202 369      1 143 211       1 117 617
       Less: allowance for loan
         losses                                 (17 211)           - -        (16 795)            - -
                                            -----------   ------------    -----------   -------------
           Total financial assets           $ 1 985 390   $  2 010 717    $ 1 825 567   $   1 803 991
                                            ===========   ============    ===========   =============
    Financial liabilities:
       Deposits                             $ 1 774 991   $  1 770 406    $ 1 661 023   $   1 653 156
       Federal funds purchased
         and securities sold under
         agreement to repurchase                 48 466         48 466         38 049          38 049
       Other short-term borrowings               18 792         18 792         16 579          16 579
       Federal home loan bank
         advances                                 4 737          4 737            875             875
       Long-term debt                             3 225          2 930          3 194           3 194
                                            -----------   ------------    -----------   -------------
           Total financial liabilities      $ 1 850 211   $  1 845 331    $ 1 719 720   $   1 711 853
                                             ==========   ============    ===========   =============

NOTE 20.    DERIVATIVE FINANCIAL INSTRUMENTS

            In October, 1994, FASB No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments" was issued. The statement is effective for financial statements issued for fiscal years ending after December 15, 1994. It requires various disclosures for derivative financial instruments which are futures, forward, swap, or option contract, or other financial instruments with similar characteristics. The Corporation does not have any derivative financial instruments as defined under this statement.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

NOTE 21.    PROPOSED MERGER

            On April 22, 1996, Allegiance Banc Corporation ("Allegiance"), Bethesda, Maryland, and F&M announced that they have entered into a Definitive Agreement and a Plan of Reorganization and a related Plan of Merger (collectively, the Merger Agreement). The transaction is subject to the approval of regulatory authorities and shareholders of Allegiance. The proposed merger will entitle the shareholders of Allegiance to receive, in a tax-free exchange, shares of F&M common stock with an aggregate market value equal to $15.00, with cash being paid in lieu of issuing fractional shares. The market value of F&M common stock will be its average closing price as reported on the New York Stock Exchange for each of the ten trading days immediately preceding the closing date. It is anticipated that the merger will be effective during the fourth quarter 1996. As of March 31, 1996, Allegiance's total assets were $137.5 million, total deposits were $112.9 million and total shareholders' equity was $11.2 million.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

NOTE 22.    CONDENSED FINANCIAL INFORMATION - PARENT COMPANY ONLY

                           F & M NATIONAL CORPORATION

                           (PARENT CORPORATION ONLY)

                                 BALANCE SHEETS
                           December 31, 1995 and 1994

                                                                          DECEMBER 31,
             ASSETS                                                 1995             1994
                                                              ---------------    -------------
Cash on deposit with subsidiary banks                         $       174 705    $      62 427
Investment in subsidiaries, at cost, plus equity in
  undistributed net income                                        197 459 034      174 227 444
Securities available for sale                                       8 876 336        6 128 599
Other short-term investments                                       22 415 000       15 036 000
Bank premises and equipment, net                                    1 408 160        3 988 661
Intangible, goodwill, at amortized cost                               668 516          757 246
Other assets                                                        3 256 584        3 209 946
                                                              ---------------    -------------
          Total assets                                        $   234 258 335    $ 203 410 323
                                                              ===============    =============

   LIABILITIES AND SHAREHOLDERS' EQUITY

LIABILITIES
  Short-term borrowings                                       $    18 462 000    $  14 671 000
  Dividends payable                                                 2 643 492        2 351 822
  Other liabilities                                                 2 736 737        1 530 066
                                                              ---------------    -------------
          Total liabilitie                                    $    23 842 229    $  18 552 888
                                                              ---------------    -------------

SHAREHOLDERS' EQUITY
  Preferred stock                                             $           - -    $         - -
  Common stock                                                     38 139 802       37 638 158
  Capital surplus                                                  63 087 468       61 408 042
  Retained earnings, which are substantially undistributed
    earnings of subsidiaries                                      105 729 864       92 753 493
  Unrealized gain (loss) on securities available for sale, net      3 458 972       (6 942 258)
                                                              ---------------    -------------
          Total shareholders' equity                          $   210 416 106    $ 184 857 435
                                                              ---------------    -------------
          Total liabilities and shareholders' equity          $   234 258 335    $ 203 410 323
                                                              ===============    =============



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

                           F & M NATIONAL CORPORATION

                           (PARENT CORPORATION ONLY)

                              STATEMENTS OF INCOME

       For Each of the Three Years in the Period Ended December 31, 1995



                                                                   DECEMBER 31,
                                                      1995             1994             1993
                                                 --------------   --------------   -------------
REVENUE

  Dividends from subsidiaries                    $   10 980 591   $   8 658 100    $   6 842 800
  Interest on other short-term investments              769 557         644 529          392 493
  Interest and dividends on securities available
    for sale                                            342 713          317 948         303 810
  Management fees from subsidiaries                   2 115 916        1 166 400         759 500
  Rental income from subsidiaries                       402 550          426 300         426 100
  Other revenue                                           4 523           16 050           9 713
                                                 --------------   --------------   -------------
          Total revenue                          $   14 615 850   $   11 229 327   $   8 734 416
                                                 --------------   --------------   -------------

EXPENSES

  Salaries and employee benefits                 $    1 817 236   $      990 377   $     528 536
  Directors' fees                                       188 408          204 050         228 867
  Taxes (other than income)                              41 124           42 577          45 245
  Bank building rental expense                              - -              - -          36 454
  Interest                                              367 097          346 421         306 157
  Amortization of goodwill                               59 877           59 877          65 843
  Depreciation                                          100 881           96 780          97 083
  Merger expenses                                       269 958          461 195         288 568
  Other expenses                                        491 206          715 747         257 331
                                                 --------------   --------------   -------------
          Total expenses                         $    3 335 787   $    2 917 024   $   1 854 084
                                                 --------------   --------------   -------------

     Income before income taxes and equity in
     undistributed net income of subsidiaries    $   11 280 063   $    8 312 303   $   6 880 332

INCOME TAX EXPENSE                                      309 292           84 854         147 963
                                                 --------------   --------------   -------------

          Income before equity in undistributed
            net income of subsidiaries           $   10 970 771   $    8 227 449   $   6 732 369

EQUITY IN UNDISTRIBUTED NET INCOME
  OF SUBSIDIARIES                                    14 036 860       14 837 847      14 004 569
                                                 --------------   --------------   -------------
          Net income                             $   25 007 631   $   23 065 296   $  20 736 938
                                                 ==============   ==============   =============

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

                           F & M NATIONAL CORPORATION

                           (PARENT CORPORATION ONLY)

                            STATEMENTS OF CASH FLOWS

       For Each of the Three Years in the Period Ended December 31, 1995

                                                                  DECEMBER 31,

                                                     1995             1994             1993
                                                 -------------    -------------    ------------
 CASH FLOWS FROM OPERATING ACTIVITIES

   Net income                                    $  25 007 631    $  23 065 296    $ 20 736 938
   Adjustments to reconcile net income to net
     cash provided by operating activities:

       Depreciation                                    100 881           96 780          97 083
       Amortization                                     59 877           59 877          65 843
       Deferred income taxes (credits)                (159 274)        (182 986)         30 665
       Discount accretion                               (3 383)          (3 183)         (2 870)
       Undistributed net income of subsidiaries    (14 036 860)     (14 837 847)    (14 004 569)
       (Increase) decrease in goodwill                  28 853           23 864        (357 962)
       (Increase) decrease in other assets             519 076       (2 364 144)         27 984
       Increase in other liabilities                 1 206 671        1 626 463         106 679
                                                 -------------    -------------    ------------
          Net cash provided by

          operating activities                   $  12 723 472    $   7 484 120    $  6 699 791
                                                 -------------    -------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES

   (Increase) decrease in investment in
     subsidiaries                                $    (396 808)   $     525 390    $    116 142
   Purchase of securities available for sale        (1 802 395)        (734 438)        (15 000)
   (Increase) decrease in other short-term
     investments                                    (7 379 000)          31 000      (2 391 000)
   Proceeds from sale of equipment to subsidiaries   2 771 841          387 000             - -
   Purchase of bank premises and equipment            (292 221)         (89 650)        (95 272)
                                                 -------------    -------------    ------------
          Net cash provided by (used in)
          investing activities                   $  (7 098 583)   $     119 302    $ (2 385 130)
                                                 -------------    -------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES

  Increase in short-term borrowings              $   3 791 000    $   1 488 000    $  1 263 000
  Net proceeds from issuance and sale of common
    stock                                            3 592 979        2 171 645       1 443 159
  Acquisition of common stock                       (3 072 217)      (2 815 487)            - -
  Cash dividends paid                               (9 824 373)      (8 408 729)     (6 940 289)
  Cash paid for fractional shares                          - -          (57 761)            - -
                                                 -------------    -------------    ------------
          Net cash (used in)
          financing activities                   $  (5 512 611)   $  (7 622 332)   $ (4 234 130)
                                                 -------------    -------------    ------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  Years Ended December 31, 1995, 1994 and 1993

                           F & M NATIONAL CORPORATION

                           (PARENT CORPORATION ONLY)

                            STATEMENTS OF CASH FLOWS

                                  (Continued)

       For Each of the Three Years in the Period Ended December 31, 1995

                                                                  DECEMBER 31,

                                                     1995            1994             1993
                                                 -------------    -------------    -------
          Increase (decrease) in cash
            and cash equivalents                 $     112 278    $     (18 910)   $     80 531

CASH AND CASH EQUIVALENTS
  Beginning                                             62 427           81 337             806
                                                 -------------    -------------    ------------
  Ending                                         $     174 705    $      62 427    $     81 337
                                                 =============    =============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION, cash payments for interest       $     367 097    $     346 421    $    306 157
                                                 =============    =============    ============
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
   AND FINANCING ACTIVITIES
     Issuance of stock options under nonvariable
       compensatory plan                         $     206 440    $     211 120    $     86 200
                                                 =============    =============    ============
     Retirement of stock options under
       nonvariable compensatory plan             $         - -    $         - -    $      8 000
                                                 =============    =============    ============
     Common stock issued in exchange for net
       assets in bank acquisition                $         - -    $         - -    $  7 095 620
                                                 =============    =============    ============
     Issuance of common stock to acquire
       investment                                $     200 000    $         - -    $    337 909
                                                 =============    =============    ============
     Common stock issued for stock
       dividends                                 $   1 068 282    $   6 001 278    $        - -
                                                 =============    =============    ============
     Unrealized gain (loss) on securities
       available for sale                        $     941 959    $    (350 506)   $        - -
                                                 =============    =============    ============